CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-170345 on Form N-4 of our report dated April 27, 2023, relating to the financial statements and financial highlights of the Sub-accounts of PRIAC Variable Contract Account A of Empower Annuity Insurance Company (formerly known as Prudential Retirement Insurance & Annuity Company) appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 28, 2023

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement No. 333-170345 on Form N-4 of our report dated April 14, 2023, relating to the statutory-basis financial statements of Empower Annuity Insurance Company (formerly known as Prudential Retirement Insurance & Annuity Company). We also consent to the reference to us under the heading “Independent Auditor” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 28, 2023